                                                                    EXHIBIT (23)





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-62095, 333-09115, 333-23027, and 333-03357, all on Form S-3; in Registration
Statement Nos. 33-58461, 33-51277, 33-54169, 33-57043, and 333-10885, all on
Form S-8; and in Registration Statement No. 33-36239 on Form S-4 of our report, dated January 31, 1997 (March 11, 1997 as to Note 15), incorporated by reference in your Annual Report on Form 10-K of PacifiCorp for the year ended December 31, 1996.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Portland, Oregon

March 20, 1997